Exhibit 10.8(c)

Second Amendment to Manufacturing and Supply Agreement

This Second Amendment to the Manufacturing and Supply Agreement (this “Second Amendment”) is made as of October 17, 2014 (the “Effective Date of this Second Amendment”) by and between Pfizer, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 235 E. 42nd Street, New York, NY 10017 (“Pfizer”) and Kythera Biopharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, having an address of 30930 Russell Ranch Road, Third Floor, Westlake Village, CA 91362 (hereinafter “Customer”).

WHEREAS, Pfizer and Customer have entered into that certain Manufacturing and Supply Agreement by and between Pfizer Inc., and Kythera Biopharmaceuticals, Inc., dated as of July 7, 2009, (the “Agreement”) and amended by a First Amendment dated May 21, 2012;

WHEREAS, Pfizer and Customer entered into a Product Addendum to the Supply Agreement (the “Product Addendum”) also dated July 7, 2009 as amended by a First Amendment dated May 21, 2012.

WHEREAS, Pfizer and Customer desire to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pfizer and Customer agree as follows:

1.       Section 9.1 Term of Agreement is hereby DELETED in its entirety and REPLACED with the following:

“Section 9.1 Term of Agreement.  This Agreement shall commence on the Effective Date and shall remain in effect until December 31, 2016 (the “Term” of this Agreement) unless terminated pursuant to the Article or extended upon the mutual written agreement of the Parties.”

2.       Section 10.  Notices is hereby DELETED in its entirety and REPLACED with the following:

Section 10 Notices. Any notice required to be given hereunder shall be in writing in the English language and shall be deemed to have been sufficiently given: (i) when delivered in person, (ii) on the fifth Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, (iii) on the next Business Day after mailing by overnight courier service, or (iv) when delivered via facsimile with original delivered via one of the preceding methods; to the address specified below:

If to Company:	Pfizer Inc.
7000 Portage Road
Kalamazoo, MI 49001

	Attn:	President, Pfizer CentreSource
	Fax. No.:	269-833-4229

With copy to:	Pfizer Inc.
7000 Portage Road
Kalamazoo, MI 49001
Attn: Senior Corporate Counsel
	Fax. No.:	269-833-3661

If to Purchaser:	Kythera Biopharmaceuticals, Inc.
30930 Russell Ranch Road, Third Floor
Westlake Village, CA 91362

	Telephone:	818-587-4500
	Facsimile:	818-587-4563
	Attn:	Majed Kheir, ED Supply Chain and Planning

With a copy to:	Kythera Biopharmaceuticals, Inc.
30930 Russell Ranch Road, Third Floor
Westlake Village, CA 91362

	Telephone:	818-587-4500
	Facsimile:	818-587-4591
	Attn:	Jeff Webster, SVP Operations

Either Party may, by notice to the other Party, change the addresses and names given above.

3.             Except as specifically amended above, all terms and conditions of the Product Addendum, as amended, and Agreement, as amended, shall remain in full force and effect and are hereby ratified and confirmed.

4.         In the event that there are any conflicts between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall control.  The terms of this Second Amendment shall be controlling over any terms of any purchase order, sales acknowledgement, invoice or other such documents issued by either Party.

5.         This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same agreement, and shall become effective when signed by each of the parties hereto and delivered to the other party in person or by facsimile or other reliable electronic means.

IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Second Amendment as of the date first written above.

Pfizer, Inc.		Kythera Biopharmaceuticals, Inc.

By:	/s/ Michael J. Kosko	By:	/s/ Jeff Webster
Name:	Michael J. Kosko	Name:	Jeff Webster
Title:	President, Pfizer CenterSource	Title:	SVP, OPS

Signed on the 30th day of October 2014		Signed on the 17 day of October 2014